SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
      Filed by the Registrant |X|
      Filed by a Party other than the Registrant |_|

      Check the appropriate box:
      |X|  Preliminary Proxy Statement         |_| Confidential, for Use of the,
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
      |_| Definitive Proxy Statement
      |_| Definitive Additional Materials
      |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Amertranz Worldwide Holding Corp.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    |X| No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

        |_| Fee paid previously with preliminary materials.

        |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                        AMERTRANZ WORLDWIDE HOLDING CORP.
                              112 EAST 25TH STREET
                            BALTIMORE, MARYLAND 21218



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD
                                NOVEMBER 30, 1998


To the Shareholders of Amertranz Worldwide Holding Corp.:

         The Annual Meeting of Shareholders of Amertranz Worldwide Holding Corp. (the "Company") will be held at the offices of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, 233 East Redwood Street, Baltimore, Maryland, on Monday, November 30, 1998 at 11:00 a.m., local time, for the following purposes:

         1. To elect five directors to serve for the ensuing year and until the election of their successors;

         2. To amend the Company's Certificate of Incorporation to change the Company's name to "Target Logistics, Inc."

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed October 19, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.


                                           By Order of the Board of Directors

                                           Philip J. Dubato
                                           Secretary

Baltimore, Maryland
October 22, 1998



                       IMPORTANT - YOUR PROXY IS ENCLOSED

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                        AMERTRANZ WORLDWIDE HOLDING CORP.
                              112 EAST 25TH STREET
                            BALTIMORE, MARYLAND 21218
                                 (410) 338-0127


                                 PROXY STATEMENT


         The accompanying proxy is solicited by the Board of Directors of Amertranz Worldwide Holding Corp. (the "Company") in connection with the Annual Meeting of Shareholders to be held on Monday, November 30, 1998, or at any adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on October 19, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 8,479,094 shares of the Company's Common Stock par value $.01 per share (the "Shares"), exclusive of Shares held in the Company's treasury.

         Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person.

                              BENEFICIAL OWNERSHIP

         The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares.

        Name and Address                 Shares Beneficially      Percent
      of Beneficial Owner                       Owned            of  Class
      -------------------                -------------------     ---------

Wrexham Aviation Corp.(1)(2)(3)               5,759,883             54.2%
112 East 25th Street
Baltimore, Maryland 21218

TIA, Inc.(1)(2)(3)                            5,759,883             54.2%
112 East 25th Street
Baltimore, Maryland 21218

Richard A. Swirnow(1)(2)(3)                   5,759,883             54.2%
112 East 25th Street
Baltimore, Maryland 21218

Christopher A. Coppersmith                      810,000              9.6%
201 West Carob Street
Compton, California 90220

Peter E. Salas(4)                               800,000              8.8%
c/o  Dolphin Offshore Partners, L.P.
129 East 17th Street
New York, New York 10003


(1) Represents all of the Shares owned or controlled by TIA, Inc. ("TIA") and includes (i) 420,000 Shares owned by Caribbean Freight System, Inc. ("CFS"), (ii) 100,000 Common Stock Purchase Warrants owned by TIA, (iii) 1,944,551 Shares issuable upon conversion by TIA of outstanding shares of Class A Preferred Stock and Class D Preferred Stock (based on the average of the closing bid and asked price per Share on June 30, 1998), and (iv) 312,832 Shares with respect to which TIA has been granted proxies (see footnote 3, below). 51% of the issued and outstanding stock of CFS, and voting control of all of the issued and outstanding shares of CFS, is held by TIA. Ninety percent of the issued and outstanding stock of TIA is owned and controlled by Wrexham. Swirnow Airways Corp. ("Swirnow Airways") owns the majority interest in Wrexham Aviation Corp. ("Wrexham"). Richard A. Swirnow is, indirectly, the controlling stockholder of Swirnow Airways.

(2) Stuart Hettleman, a Director and President of the Company, is an executive officer and non-controlling stockholder of Swirnow Airways and an executive officer of Wrexham, TIA and CFS. Richard A. Faieta, a Director and Executive Vice President of the Company during the fiscal year ended June 30, 1998, is an executive officer of TIA and CFS and a non-controlling stockholder of TIA. Messrs. Hettleman and Faieta disclaim beneficial ownership of all Shares owned by TIA and CFS and do not share voting and/or investment power over the Shares owned by TIA and CFS.

(3) Michael Barsa, a director, and certain other stockholders have granted to TIA irrevocable proxies to vote an aggregate of 312,832 Shares for the election of a number of Directors until certain events have occurred. As a result, TIA has the right to vote 187,291 Shares for the election of one Director, and has the right to vote 125,541 Shares for the election of four Directors.

(4) Includes 225,000 Common Stock Purchase Warrants, and 400,000 Shares issuable upon conversion of outstanding shares of Class C Preferred Stock.

                              ELECTION OF DIRECTORS

     At the 1998 Annual Meeting, five directors will be elected to hold office for the ensuing year and until their successors are elected and qualify. Under Delaware law and the Company's By-laws, (i) a quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote, and (ii) directors are elected by a plurality of the votes of the Shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

     Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the five nominees listed below. Pursuant to the Company's By-laws, the five nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.



                                                        Principal Occupation                             Director
Name                       Age                       During the Last Five Years                            Since
----                       ---                       --------------------------                            -----

Michael Barsa              53               Vice President and Chief Financial Officer of Steriltx          1996
                                            (USA), Inc. (a privately-held medical supply company)
                                            since January 1997; Chairman of Opt Soft, Inc. (a
                                            software development company) since January 1997;
                                            Vice President and Secretary of the Company,
                                            February 1996 through December 1996; Executive Vice
                                            President and Chief Financial Officer of Amertranz
                                            Worldwide, Inc., September 1994 through February
                                            1996; Senior Vice President of Allstate Legal Supply
                                            Company from 1989 through September 1994

Christopher Coppersmith    48               President of Target Airfreight, Inc. since November             1997
                                            1996; Executive Vice President and Chief Operating
                                            Officer of Target Airfreight, Inc. prior thereto

Brian K. Coventry          33               Vice President (since January 1996) and Assistant               1996
                                            Vice President (December 1993 through December
                                            (1995),   Corporate   Finance,   GKN Securities Corp.;
                                            Associate, Private Placements, Kemper Securities, Inc.,
                                            January 1993 through  November 1993; Assistant Vice
                                            President,  Leveraged Funding  Group,   Heller
                                            Financial, February 1992 through  January 1993;
                                            Associate     Investment    Manager, Corporate
                                            Finance     Division, Westinghouse   Credit  Corp.,
                                            1988 through February 1992

Philip J. Dubato           42               Vice President and Chief Financial Officer, Secretary           1998
                                            and Treasurer of the Company since February 1997;
                                            Vice President and Chief Financial Officer of LEP Profit
                                            International, Inc. (a domestic and international freight
                                            forwarder) from 1987 through 1996

Stuart Hettleman           48               President and Chief Executive Officer of the Company            1996
                                            since February 1996; Vice President of TIA since 1990;
                                            Executive Vice President of CFS since 1991


     During the fiscal year ended June 30, 1998, the Board of Directors held nine regular and special meetings, and each incumbent director attended all of such meetings.

Committees of the Board of Directors

     In the fiscal year ended June 30, 1998, the Company had an Audit Committee of the Board of Directors, but did not have any standing nominating or compensation committees of the Board of Directors, or committees performing similar functions.

     The Audit Committee consists of Messrs. Barsa, Coventry and Hettleman, and recommends to the Board the selection of the independent public accountants, reviews with such accountants and management financial statements, other results of the audit, and internal accounting procedures and controls. The Audit Committee also reviews and considers proposed related party transactions, if any. The Audit Committee held one meeting during the fiscal year ended June 30, 1998.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and each person who owns more than 10% of the Company's Shares, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company's knowledge, all reports required to be so filed by such persons have been filed on a timely basis. The Company believes that all of its directors and executive officers, and all person owning beneficially more than 10% of the Shares, complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended June 30, 1998.

Director Compensation

     During the Company's fiscal year ended June 30, 1998, those directors who were employed by the Company received no additional compensation for serving as a director. Directors are eligible to participate in the Company's 1996 Stock Option Plan. During the Company's fiscal year ended June 30, 1998, no options were granted to directors.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended June 30, 1998, the Company did not have a compensation committee, and all deliberations concerning executive officer compensation and all determinations with respect thereto were made by the Company's Board of Directors.

               INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (iii) each current director and each nominee for election as a director and (iv) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares.

     Name of Beneficial Owner          Shares Beneficially Owned   Percent of Class
     ------------------------          -------------------------   ----------------

     Michael Barsa(1)(2)                       361,010                   4.1%
     Christopher A. Coppersmith                810,000                   9.6%
     Brian K. Coventry(3)                       35,000                   0.4%
     Philip J. Dubato                                0                     0%
     Richard A. Faieta(4)                       93,750                   1.1%
     Stuart Hettleman(4)(5)                     93,750                   1.1%
     All directors and executive officers
     as a group (6 persons)(1)(2)(3)(4)(5)   1,393,510                  15.6%

-----------------
(1)  See footnote (3) under "Beneficial Ownership".
(2)  Includes  options  to  purchase  154,477  Shares  and  80,000  Common Stock
     Purchase Warrants.

(3) Includes options to purchase 17,500 Shares and options to purchase 17,500 Common Stock Purchase Warrants.
(4) Includes options to purchase 56,250 Shares, 25,000 Shares issuable upon conversion of outstanding shares of the Company's Class C Preferred Stock, and exercise of 12,500 Common Stock Purchase Warrants. Does not include Shares owned by TIA and CFS. See "Beneficial Ownership" and footnote (2) thereunder.
(5) While Mr. Hettleman disclaims beneficial ownership of all Shares owned by TIA and CFS, Mr. Hettleman has an indirect interest in 501,665 of the Shares owned by TIA and CFS and 315,017 of the Shares issuable upon conversion by TIA of outstanding shares of Class A Preferred Stock and Class D Preferred Stock (based on the average of the closing bid and asked price per Share on June 30, 1998). See "Beneficial Ownership" and footnote (1) thereunder.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table reflects, with respect to the Chief Executive Officer and each executive officer of the Company whose annual compensation exceeded $100,000 in the fiscal year ended June 30, 1998, the aggregate amounts paid to or accrued for such officers as compensation for their services in all capacities during the fiscal years ended June 30, 1998, 1997 and 1996:

                                                     Annual Compensation
                                                     -------------------
    Name and                                                                Other Annual
Principal Position                Year     Salary           Bonus           Compensation(1)          Options
------------------                ----     ------           -----           ---------------          -------
Stuart Hettleman                  1998     $  130,000       $33,591             ---                    ---
 President and Chief              1997     $  130,000         ---               ---                    ---
 Executive Officer                1996         ---            ---               ---                  75,000(2)

Richard A. Faieta                 1998     $  150,000         ---               ---                    ---
 Executive Vice President,        1997     $  150,000         ---               ---                    ---
 President of Caribbean Air       1996     $   59,375         ---               ---                  75,000(2)
 Services, Inc. subsidiary

Philip J. Dubato                  1998     $  120,000       $31,007             ---                    ---
 Vice President, Chief            1997     $   50,000         ---               ---                    ---
 Financial Officer                1996         ---            ---               ---                    ---

Christopher A. Coppersmith        1998     $  130,000         ---            $18,000(3)                ---
 President of Target              1997     $   21,667         ---               ---                    ---
 Airfreight, Inc. subsidiary      1996         ---            ---               ---                    ---

-------------------

(1) While the named executive officers enjoyed certain perquisites for fiscal year ended June 30, 1998, these did not exceed the lesser of $50,000 or 10% of each officers' salary and bonus, except as indicated. (2) 56,250 of such options are currently exercisable. 18,750 of such options become exercisable at any time after January 1, 1999. (3) Represents annual automobile allowance.

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to the exercise of stock options during the Company's fiscal year ended June 30, 1998 and holdings of unexercised options at the end of the fiscal year:

                                                       Number of Unexercised                   Value of Unexercised
                                                           Options/SARs                      in-the-Money Options/SARs
                    Name                                at Fiscal Year End                   at Fiscal Year End($)(1)
                    ----                                ------------------                   ------------------------
                                                  Exercisable        Unexercisable        Exercisable         Unexercisable
                                                  -----------        -------------        -----------         -------------

Stuart Hettleman............................         56,250             18,750                  0                    0
Richard A. Faieta...........................         56,250             18,750                  0                    0
Philip J. Dubato............................            0                  0                    0                    0
Christopher A. Coppersmith..................            0                  0                    0                    0

----------------------------------

(1) Based on the excess of (i) the aggregate market value (closing price on the over-the-counter market) of the underlying shares on June 30, 1998 over
     (ii) the aggregate exercise price of the options.

Executive Employment Agreements

     Stuart Hettleman and Richard A. Faieta each entered into an employment agreement with the Company effective July 3, 1996. Each such employment agreement provides that the respective officers are employed for a period of three years (subject to renewal for successive three-year periods) at an annual base salary of $130,000 and $150,000 for Mr. Hettleman and Mr. Faieta, respectively. The base salary will increase on each anniversary of the respective employment agreements by an amount equal to .5% of the then current base salary for each $100,000 of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fiscal year ended prior to such anniversary date. Furthermore, each such officer is entitled to incentive compensation in excess of base salary for each fiscal year of the Company during the term of employment, in an amount equal to 1% of the base salary in effect at the end of such fiscal year for each $100,000 of the Company's EBITDA for such fiscal year. Each such officer has also been granted an option to purchase 75,000 shares of Common stock pursuant to the company's Stock Option Plan. If either officer's employment agreement is terminated by the Company other than for cause or if the officer elects to terminate employment following either (i) a material breach of the agreement by the Company, (ii) failure by the Company to offer renewal of the employment agreement at its expiration upon terms at least as favorable as those in effect at that time, or (iii) an event generally constituting a change in control of the Company, such officer shall be entitled to receive one of the following, (at the officer's election): (a) all compensation and benefits under the agreement for the balance of the term, (b) 299% of the sum of the base salary and incentive compensation paid to him in respect of the fiscal year ended prior to termination, or (c) the present value of his base salary and incentive compensation payable for the balance of the term of the agreement (assuming certain increases in base salary and levels of incentive compensation over the balance of the term of the agreement). In addition, all unexercisable stock options will thereupon become immediately exercisable. Each employment agreement generally prohibits the officer from soliciting directly or indirectly, any existing customer or employee of the Company for a period of two years following termination of employment.

     During and prior to the fiscal year ended June 30, 1998, Mr. Faieta was president of the Company's Caribbean Air Services, Inc. subsidiary ("CAS"). In connection with the July 13, 1998 sale by CAS of substantially all of its assets to a subsidiary of Geologistics Corporation, Mr. Faieta resigned as an officer and director of the Company and all of its subsidiaries and his employment agreement with the Company terminated. In lieu of all termination obligations, the Company paid Mr. Faieta the sum of $150,000 at the time of the sale.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     For the fiscal year ended June 30, 1998, the compensation of the Company's executive officers was determined by the Board of Directors.

     Compensation Philosophy. The philosophy of the Board with respect to executive compensation is to ensure that the interests of management and employees are identical to the interests of the Company's owners - the shareholders. To that end, the Board has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options which will reward management for adding shareholder value. Base salary has been established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses are designed to provide short-term rewards for current accomplishments. Incentive stock options provide management with a long-term investment in the Company, the value of which is dependent upon their success in maximizing shareholder values.

     This approach to employee remuneration carries through to salary and incentive compensation for the Company's non-management personnel, as well. The Company's 1996 Stock Option Plan is designed to reward the Company's valuable employees for their individual contributions to the profitability of the Company and provide them with a long-term interest in the Company's success.

     The compensation of Messrs. Hettleman and Faieta, as the President and Executive Vice President of the Company, respectively, during the fiscal year ended June 30, 1998, is based upon the overall performance of the Company and its management. As the senior management, these individuals were responsible for the overall condition of the Company, and their performance has been measured on objective criteria based on reaching certain financial benchmarks.

     It is the intention of the Board to review the Company's executive compensation structure to insure that the Company has the continued ability to attract and retain the high caliber executive talent. To that end, the Board will take into account salaries of senior management of companies of similar size within the freight forwarding industry.

     Base Salary. Base salary for senior management for fiscal year 1998 was based upon salaries paid to such personnel in the preceding year.

     Salary Increases and Incentive Bonuses. Salary increases and incentive bonuses for senior management during the terms of their respective employment agreements were dependent on the Company's financial performance.

     Stock Option Plan. To promote the best long-term benefits to the Company and its shareholders, the Company has a 1996 Stock Option Plan ("Plan") under which directors, officers and employees may be granted awards of stock options. The purpose of the Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company's Shares and to promote the interests of the Company and its shareholders by encouraging greater management ownership of the Company's Shares. Most of the options granted or to be granted under the Plan vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship between the employee and the Company. Awards under the Plan have been and will be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company. Currently, a maximum of 1,000,000 Shares may be issued under the Plan, and options to purchase 225,800 Shares are outstanding.

                                           BOARD OF DIRECTORS
                                           Michael Barsa
                                           Christopher A. Coppersmith
                                           Brian K. Coventry
                                           Stuart Hettleman

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Shares for the period June 28 1996 through June 30, 1998 with the cumulative total return for the same period for the NASDAQ Composite (U.S.) Index and a peer group index comprised of: Eagle USA Air Freight, Inc., Circle International Group, Inc., Air Express International Corporation, Fritz Companies, Inc., and Pittston BAX Group, Inc. Dividend reinvestment has been assumed and, with respect to the companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group. The Company's Shares commenced trading on June 28, 1996, and, consequently, the Shares traded for only one day during the Company's fiscal year ended June 30, 1996. Other than the following graph, all information in this Proxy Statement, including executive compensation, is with respect to the Company's fiscal year ended June 30, 1998. Accordingly, the information presented in the following graph does not relate to the other information presented in this Proxy Statement.

                          TOTAL RETURN TO STOCKHOLDERS
                   (Assumes $100 investment on June 28, 1996)


                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
Total Return Analysis
                                      6/28/96       6/30/97      6/30/98
--------------------------------------------------------------------------------
Amertranz Worldwide Holding Corp.     $100.00       $ 29.00      $ 22.40
--------------------------------------------------------------------------------
Peer Group                            $100.00       $ 99.00      $109.01
--------------------------------------------------------------------------------
Nasdaq Composite (US)                 $100.00       $122.00      $159.89
--------------------------------------------------------------------------------
     Source: Carl Thompson Associates. Data from Bloomberg Financial Markets

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Commencing in October, 1995, the Company's Amertranz Worldwide, Inc. subsidiary received advances aggregating $800,000 pursuant to a loan from TIA, Inc. ("TIA Loan"), bearing interest at the rate of 12% per annum and secured by a lien on all the Company's assets. On November 28, 1997, TIA assigned all of its rights under the TIA Loan (which, at that time, had an outstanding principal balance plus accrued interest of approximately $1,000,000) to the Company in exchange for 100,000 shares of the Company's Class D Preferred Stock.

     Each share of Class D Preferred Stock has a par or stated value of $10.00 per share. Holders of Class D Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors out of legally available funds, dividends at an annual rate of $1.00 per share, payable semi-annually in arrears on June 30 and December 31 of each year, in cash or in shares of Class D Preferred Stock at the rate of $10.00 per share. Dividends accrue and are cumulative from the most recent date to which dividends have been paid. The Class D Preferred Stock has priority as to dividends over the Common Stock and all other series or classes of the Company's stock that rank junior to the Class D Preferred Stock ("Junior Dividend Stock"). No dividend (other than dividends payable solely in Common Stock, Junior Dividend Stock or warrants or other rights to acquire Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Company of, the Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the Class D Preferred Stock, including the full dividend for the then-current semi-annual dividend period, has been paid. In a case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Class D Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to stockholders an amount in cash equal to $10.00 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of stock that ranks junior as to liquidation rights to the Class D Preferred Stock. The holders of Class D Preferred Stock have no voting rights except as required by law. In exercising any voting rights, each outstanding share of Class D Preferred Stock will be entitled to one vote. Each holder of Class D Preferred Stock has the right, at the holder's option, to convert any or all shares into Common Stock at any time at a conversion price (subject to adjustment as described below) of the lower of
(i) $6.00 per share, or (ii) 80% of the average of the closing bid and asked price per share of Common Stock on the day prior to the conversion date. If the Class D Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the redemption date fixed by the Board of Directors. The conversion price is subject to adjustment in certain events, including (i) the payment of a dividend on any class of the Company's capital stock in shares of Common Stock or any other securities issued by the Company or any of its subsidiaries; (ii) subdivisions or combinations of the Common Stock;
(iii) the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock, for a consideration per share of Common Stock less than the current market price per share on the date of issuance of the securities. The Company has agreed to register for resale under the Securities Act any shares of Common Stock issued upon conversion of shares of the Class D Preferred Stock.

     On July 13, 1998, following the sale by CAS of substantially all of its assets to a subsidiary of Geologistics Corporation, the Company and its subsidiaries repaid all outstanding amounts due to TIA and CFS under (i) a promissory note in the original principal amount of $10,000,000 bearing interest at the rate of 8% per annum (the "Exchange Note"), and (ii) a promissory note with respect to a revolving loan, bearing interest at the greater of (a) 1% per month, or (b) a fluctuating rate equal to the prime rate of interest as published in the Wall Street Journal plus 4%., pursuant to the terms of a Revolving Credit Promissory Note ("Revolver Note").

     The Company's obligations under the Exchange Note were incurred in February 1996, pursuant to the terms of an Assets Exchange Agreement ("Exchange Agreement") whereby TIA and CFS contributed their freight forwarding business to the Company (which the Company contributed to its wholly owned subsidiary, CAS) in consideration for 2,100,000 Shares and the Exchange Note. In June 1996 TIA exchanged $2,000,000 principal amount of the Exchange Note for 200,000 shares of the Company's Class A Preferred Stock reducing the principal balance to $8,000,000. On July 3, 1996 the Company paid $2,000,000 of the proceeds from the Company's initial public offering ("IPO") to reduce the principal balance to $6,000,000. The Company's indebtedness under the Exchange Note was subordinated to the Company's obligations under its $10 million revolving Accounts Receivable and Security Agreement ("BNY Facility") with BNY Financial Corp. ("BNY"). As of June 30, 1998, the Company had an outstanding balance of $7,332,126 (including $1,332,126 of accrued interest) under the Exchange Note, and the full outstanding amount was repaid on July 13, 1998.

     The Company's obligations under the Revolver Note were incurred in February 1996, as part of the transaction under the Exchange Agreement, at which time TIA and CFS agreed to advance to CAS, on a revolving loan basis, an amount up to an aggregate maximum of $4,000,000 outstanding at any time. Advances under the Revolver Note were guaranteed by the Company and its Amertranz Worldwide, Inc. subsidiary, and were secured by a first priority lien on all of the issued and outstanding shares of CAS, a first priority lien on all of the assets of the Company and CAS, and a lien on the accounts receivable of the Amertranz Worldwide, Inc. subsidiary, subordinate only to the first priority lien granted to BNY in connection with the BNY Facility and the second position lien granted to TIA in connection with the TIA Loan. As of June 30, 1998, the Company had an outstanding balance of $905,913 under the Revolver Note, and the full outstanding amount was repaid on July 13, 1998.

     Prior to the July 13, 1998 sale by CAS of substantially all of its assets to a subsidiary of Geologistics Corporation, CAS had exclusive rights to the use of a Lockheed L-1011 freighter aircraft operated by Tradewinds Airlines, Inc. ("Tradewinds Air") between the Company's Borinquen, Puerto Rico location and its Greensboro, North Carolina and Hartford, Connecticut locations, pursuant to the terms of a Cargo Aircraft Charter Agreement dated February 28, 1994, as amended, (the "L-1011 Charter"). Under the terms of the L-1011 Charter, the L-1011 aircraft must be available at all times for use by the Company, as needed. While the Company is guaranteed the use of the L-1011 aircraft as needed, the Company pays only for its actual use of the aircraft at market rates. Under the terms of the Exchange Agreement, all of the Company's freight between Puerto Rico and the continental United States must be transported on the L-1011 aircraft pursuant to the L-1011 Charter unless TIA and CFS consent to other transport, and the L-1011 Charter may not be terminated without the consent of TIA and CFS. Payments to Tradewinds Air under the L-1011 Charter during the year ended June 30, 1998 totalled $21,076,775. Tradewinds Air is owned by Tradewinds Holdings, Inc., of which TIA owns approximately 30%. To date, Tradewinds Holdings, Inc. has not paid any dividends, but to the extent it ever pays any dividends or makes any other distributions, TIA will benefit from such dividends and/or distributions. In connection with the July 13, 1998 sale by CAS of substantially all of its assets to a subsidiary of Geologistics Corporation, CAS assigned all of its rights under the L-1011 Charter to the purchaser, and the purchaser assumed all of CAS' obligations under the L-1011 Charter.

     All transactions between the Company and its officers, directors, principal shareholders or other affiliates have been on terms no less favorable than those that are generally available from unaffiliated third parties. Any such future transactions will be on terms no less favorable to the Company than could be obtained from an unaffiliated third party on an arms length basis and will be approved by a majority of the Company's independent and disinterested directors.

             PROPOSAL TO APPROVE THE CHANGE OF THE COMPANY'S NAME TO
                            "TARGET LOGISTICS, INC."

     The Board of Directors has adopted, subject to the required favorable vote of the stockholders, an amendment to the Certificate of Incorporation of the Company which would change the name of the Company from "Amertranz Worldwide Holding Corp." to "Target Logistics, Inc." The Board believes that this change is advisable so that the name of the Company will be descriptive of the Company's business and consistent with the name under which the Company's principal operating subsidiary operates globally, "Target Airfreight". This name is the brand name with which the Company's customers, employees and suppliers associate its global services. Management believes that the recognition in the freight industry given to the "Target" name will be enhanced, and existing confusion eliminated, by changing the name of the Company to one consistent with its global operations.

     The Board of Directors unanimously recommends that you vote FOR approval of the proposed change of the Company's name. The affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon, in person or by proxy, is needed to approve the proposed name change. Consequently, withholding of votes, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will be considered as a vote against the proposal. Once stockholder approval has been obtained, the change in the Company's name will be effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matter which may be presented for action at the 1998 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 1998 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

     The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent public accountants since inception. Representatives of Arthur Andersen LLP are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The five nominees for election as directors who receive a plurality of the votes cast at the Annual Meeting for the election of directors will be elected. In respect of any other matter, the affirmative vote of the holders of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote in respect of that matter is necessary to approve the matter.

     As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will retain an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Any shareholder desiring to present a proposal at the 1999 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 112 East 25th Street, Baltimore, Maryland 21218, in time to be received by June 25, 1999. The persons designated by the Company to vote proxies given by shareholders in connection with the

Company's 1999 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company's 1999 proxy statement with respect to which the Company has received written notice no later than September 15, 1999 that a shareholder (i) intends to present such matter at the 1999 Annual Meeting, and
(ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 1999 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

     Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.


                                     By Order of the Board of Directors,

                                     PHILIP J. DUBATO
                                     Secretary

Baltimore, Maryland
October 22, 1998



     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1998, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, AMERTRANZ WORLDWIDE HOLDING CORP., 112 EAST 25TH STREET, BALTIMORE, MARYLAND 21218.

                                      PROXY

                        AMERTRANZ WORLDWIDE HOLDING CORP.
                              112 East 25th Street
                            Baltimore, Maryland 21218

     This Proxy is Solicited on Behalf of the Board of Directors of Amertranz Worldwide Holding Corp. The undersigned hereby appoints Stuart Hettleman and Philip J. Dubato, and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, 233 East Redwood Street, Baltimore, Maryland, on November 30, 1998 at 11:00 a.m., prevailing local time, and any adjournments thereof.

1.   ELECTION OF  DIRECTORS:  FOR all  nominees  listed  below     []
     (except as set forth to the contrary below)

     WITHHOLD AUTHORITY to vote for all nominees listed below      []

     Michael Barsa, Christopher A. Coppersmith, Brian K. Coventry, Philip J. Dubato, Stuart Hettleman

The terms of all Directors expire at the next annual meeting at which their successors are elected and qualify.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------

2. PROPOSAL TO AMEND THE COMPANY'S Certificate of Incorporation to change the Company's name to "Target Logistics, Inc."

              []  For                   []  Against                []  Abstain

3 In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

                          [REVERSE SIDE OF PROXY CARD]

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                       PLEASE MARK, SIGN, DATE AND MAIL THE
                                       CARD IN THE ENCLOSED ENVELOPE.

DATED: __________________________, 1998
Signature______________________________________

DATED: __________________________, 1998
Signature______________________________________


C74763.198